                                                                    EXHIBIT 25.3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                                        31-0838515
                                                                       (I.R.S. EMPLOYER
                                                                       IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                                  43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                           CONTINENTAL AIRLINES, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                               74-2099724
(STATE OR OTHER JURISDICTION OF                                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                         IDENTIFICATION NUMBER)

1600 SMITH STREET, DEPT. HQSEO                                         77002
HOUSTON, TEXAS                                                         (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                               DEBT SECURITIES AND
        GUARANTEE OF TRUST PREFERRED SECURITIES OF CONTINENTAL AIRLINES
                               FINANCE TRUST III
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)   NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;

                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of October, 2001.


                                   BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE


                                   BY  /s/ SANDRA L. CARUBA
                                       SANDRA L. CARUBA
                                       FIRST VICE PRESIDENT






* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                              October 18, 2001



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Continental Airlines, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                   BY:  /s/ SANDRA L. CARUBA
                                        SANDRA L. CARUBA
                                        FIRST VICE PRESIDENT

Legal Title of Bank:  Bank One Trust Company, N.A.             Call Date:          ST-BK:          FFIEC  041
Address:                                                                                            Page RC-1
City, State   Zip:    Columbus, OH 43271
FDIC Certificate No.: 21377                                                                                10

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC - BALANCE SHEET

                                                                     Dollar Amounts in Thousands    RCON  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081      212,836    1.a
     b.   Interest-bearing balances(2)..........................................................    0071            0    1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754            0    2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773        1,700    2.b
  3. Federal funds sold and securities purchased under agreements to resell.....................    1350    1,160,732    3.
  4. Loans and lease financing receivables (from Schedule RC-C):
     a.   Loans and leases held for sale........................................................    5369            0    4.a
     b.   Loans and leases, net of unearned income............................. 8528     224,872                         4.b
     c.   LESS: Allowance for loan and lease losses............................ 3123         253                         4.c
     d.   Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)...........    8528      224,619    4.d
  5. Trading assets (from Schedule RC-D)........................................................    3545            0    5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145       19,688    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150            0    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...    2130            0    8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155            0    9.
 10. Intangible assets
     a.   Goodwill..............................................................................    3163            0    10.a
     b.   Other intangible assets (from Schedule RC-M)..........................................    0426       12,246    10.b
 11. Other assets (from Schedule RC-F)..........................................................    2160      235,123    11.
 12. Total assets (sum of items 1 through 11)...................................................    2170    1,866,944    12.

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Bank One Trust Company, N.A.
----------------------------------------------------
Legal Title of Bank:                                                                               FFIEC  041
                                                                                                   RC-2

FDIC Certificate No.: 21377                                                                                11

SCHEDULE RC -- CONTINUED

                                                       Dollar Amounts in Thousands    RCON  Bil Mil Thou
--------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).... 2200     1,674,033     13.a.
        (1) Noninterest-bearing(1)................................ 6631     1,078,249                        13.a.1
        (2) Interest-bearing...................................... 6636       595,784                        13.a.2
     b. Not applicable
14.  Federal funds purchased and securities sold under agreements to repurchase...... 2800             0     14.
15.  Trading liabilities (from Schedule RC-D)........................................ 3548             0     15.
16.  Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases) (from Schedule RC-M):....................................... 3190             0     16.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding........................ 2920             0     18.
19.  Subordinated notes and debentures(2)............................................ 3200             0     19.
20.  Other liabilities (from Schedule RC-G).......................................... 2930        53,279     20.
21.  Total liabilities (sum of items 13 through 20).................................. 2948     1,727,312     21.
22.  Minority Interest in consolidated subsidiaries.................................. 3000             0     22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................................... 3838             0     23.
24.  Common stock.................................................................... 3230           800     24.
25.  Surplus (exclude all surplus related to preferred stock)........................ 3839        45,157     25.
26.  a. Retained earnings............................................................ 3632        93,650     26.a.
     b. Accumulated other comprehensive income (3)................................... B530            25     26.b.
27.  Other equity capital components (4)............................................. A130             0     27.
28.  Total equity capital (sum of items 23 through 27)............................... 3210       139,632     28.
29.  Total liabilities, minority interest, and equity capital (sum of items
     21, 22, and 28)................................................................. 3300     1,866,944     29.

Memorandum
To be reported with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best      RCON         Number
     describes the most comprehensive level of auditing work performed for the bank   -------------------
     by independent external auditors as of any date during 2000....................  6724           N/A     M.1


1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank conducted in
    with generally accepted auditing standards by a certified          accordance with generally accepted auditing standards
    public accounting firm which submits a report on the bank          by a certified public accounting firm (may be required
2 = Independent audit of the bank's parent holding company             by state chartering authority)
    conducted in accordance with generally accepted auditing       5 = Directors' examination of the bank performed by other
    standards by a certified public accounting firm which              external auditors (may be required by state chartering
    submits a report on the consolidated holding company               authority)
    (but not on the bank separately)                               6 = Review of the bank's financial statements by external
3 = Attestation on bank management's assertion on the                  auditors
    effectiveness of the bank's internal control over financial    7 = Compilation of the bank's financial statements by external
    reporting by a certified public accounting firm                    auditors
                                                                   8 = Other audit procedures (excluding tax preparation work)
                                                                   9 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.